Exhibit 10.1

AMENDMENT TO THE

ALIGOS THERAPEUTICS, INC.

2020 INCENTIVE AWARD PLAN

Effective June 27, 2024

This Amendment (“Amendment”) to the Aligos Therapeutics, Inc. 2020 Incentive Award Plan (as amended, the “Plan”) is effective as of the date first set forth above.

1.	Section 2.28 of the Plan is hereby amended and restated in its entirety to read as follows:

““Overall Share Limit” means the sum of (i) 4,426,822 Shares; (ii) any Shares that are subject to Prior Plan Awards that become available for issuance under the Plan pursuant to Article V; and (iii) an annual increase on the first day of each year beginning in 2021 and ending in 2030, equal to the lesser of (A) 5% of the sum of (1) the Shares and (2) any Shares issuable upon exercise of pre-funded warrants with an exercise price per share of $0.01 or less, in each case, outstanding on the last day of the immediately preceding fiscal year, and (B) such smaller number of Shares as determined by the Board.”

(Signature Page Follows)

The undersigned, being the duly appointed and acting Assistant Secretary of Aligos Therapeutics, Inc., hereby certifies that the foregoing amendment was duly approved and adopted by the Board of Directors of the Company and stockholders of the Company effective as of the date first referenced above.

/s/ Lesley Calhoun
Lesley Calhoun
Assistant Secretary

Signature Page to Amendment to the Aligos Therapeutics, Inc. 2020 Incentive Award Plan